                                                               EXHIBIT 10(f)



                              NEWMONT GOLD COMPANY
                       ANNUAL INCENTIVE COMPENSATION PLAN

                  (AMENDED AND RESTATED AS OF JANUARY 1, 1997)


         The Board of Directors of Newmont Gold Company, a Delaware corporation (the "Company"), hereby amends and restates the Newmont Gold Company Annual Incentive Compensation Plan (the "Plan"), effective January 1, 1997 (the "Effective Date"). The provisions of the Plan as in effect prior to January 1, 1997 shall continue to govern the payment of amounts pursuant to the provisions of such Plan with respect to Plan Years prior to 1997 and the provisions of this Plan document, as it may be amended from time to time, shall govern all payments and other matters with respect to the Plan for the 1997 Plan Year, including but not limited to payments with respect to 1997 that are made subsequent to December 31, 1997, and subsequent Plan Years.


                                     PURPOSE

         The purpose of the Plan is to provide to employees of the Company and its Affiliated Entities (defined herein) that participate in the Plan a more direct interest in the success of the operations of the Company by rewarding their successful efforts to maximize production, minimize production costs, expand reserves, and develop new capital projects in an optimal manner. Employees of the Company and participating Affiliated Entities will be rewarded in accordance with the terms and conditions described below.


                                    ARTICLE I

                                   DEFINITIONS

         1.1 "Actual Defined Cost Per Ounce" means, with respect to a particular Unit, the cost of producing an ounce of gold during the Plan Year, as calculated by the Company and approved by the Compensation Committee.

         1.2 "Actual Production" means, with respect to a particular Unit, the number of ounces of gold produced during the Plan Year, as calculated by the Company and approved by the Compensation Committee.

         1.3 "Affiliated Entity(ies)" means any corporation or other entity, now or hereafter formed, that is or shall become affiliated with the Company, either directly or indirectly, through stock ownership, control or otherwise, as determined by the Company.

         1.4 "Area of Primary Responsibility" means the Unit to which an Employee has been assigned by the Company for purposes of calculating the Employee's Unit Performance Bonus.

         1.5      "Board" means the Board of Directors of the Company.

         1.6 "Carlin Unit" means those Employees whose Area of Primary Responsibility is the Company's Carlin operations.

         1.7 "Change in Control" means the first to occur of the events specified in (a), (b) or (c) below (but no event other than the specified events), except as otherwise provided in (d) below:

                  (a) Any person becomes the beneficial owner, directly or indirectly, of securities of the Company or Newmont Mining Corporation ("NMC") representing twenty percent (20%) or more of the combined voting power of the Company's or NMC's then outstanding voting securities, and a majority of the applicable Incumbent Board (as defined below in Section 1.7(e)) has not approved the acquisition before the acquisition occurs; or

                  (b) Three or more Directors of the Company or NMC, whose election or nomination for election is not approved by a majority of the applicable Incumbent Board, are elected within any single twelve (12) month period to serve on the Board or the Board of Directors of NMC, respectively; or

                  (c) Members of the applicable Incumbent Board cease to constitute a majority of the Board or the Board of Directors of NMC.

                  (d) Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because twenty percent (20%) or more of the combined voting power of the Company's or NMC's then outstanding voting securities is acquired by one or more employee benefit plans maintained by the Company or NMC or an affiliate of the Company or NMC.

                  (e) For purposes of Section 1.7(a), the terms "person" and "beneficial owner" shall have the meanings set forth in Sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934, as amended, and in the regulations promulgated thereunder. For purposes of this Section 1.7, "Incumbent Board" means (i) members of the Board or the Board of Directors of NMC on January 1, 1997, to the extent that they continue to serve as members of the Board or the Board of Directors of NMC, respectively, and (ii) any individual who becomes a member of the Board or the Board of Directors of NMC, respectively, after January 1, 1997, if such individual's election or nomination for election as a Director was approved by a vote of at least seventy-five percent (75%) of the then applicable Incumbent Board.

         1.8 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         1.9 "Company" means Newmont Gold Company, and where the context requires, any Affiliated Entity that has become a Participating Employer.

         1.10 "Compensation Committee" means the Compensation Committee of the Board.



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         1.11     "Disability" means a condition such that the Employee has
terminated employment with the Company and/or all Participating Employers with a qualifying disability and has immediately begun receiving benefits from a long-term disability plan of the Company or a Participating Employer.

         1.12 "Employee" means a full-time, salaried employee of the Company and/or a Participating Employer, excluding temporary or leased employees. For purposes of this Plan, an employee is any individual who provides services to the Company as a common law employee and whose remuneration is subject to the withholding of federal income tax pursuant to section 3401 of the Code. An Employee shall not include any individual (a) who provides services to the Company and/or a Participating Employer under an agreement, contract, or any other arrangement pursuant to which the individual is initially classified as an independent contractor by the Company and/or a Participating Employer, or (b) whose remuneration for services has not been treated initially as subject to the withholding of federal income tax pursuant to section 3401 of the Code even if the individual is subsequently reclassified as a common law employee as a result of a final decree of a court of competent jurisdiction or the settlement of an administrative or judicial proceeding.

         1.13 "Exploration Team" means those Employees whose Area of Primary Responsibility is associated with the generation of reserves and who are designated by the Company as members of such a Team.

         1.14 "Headquarters Unit" means those Employees whose Area of Primary Responsibility is the corporate office of the Company.

         1.15 "Impact Level" means the twelve categories into which Employees fall, based on the Pay Grade classification of their designated Position, as determined by the Company. If the Impact Level of an Employee changes during a Plan Year, and if the Employee's Pay Grade changes as a result, such change shall be reflected in a proration of the Employee's bonus in accordance with the provisions of Section 6.4.

         1.16 "Key Objectives" means the three to six key results expected by the end of the review period for an Employee, as established and documented through the Company's performance management system.

         1.17 "Minimum Gold Price" means the minimum average price of gold as recommended by the Compensation Committee and approved by the Board that must be realized by the Company for the Plan Year in order for bonuses to be payable under the Plan.

         1.18 "North American Unit" means those Employees whose Area of Primary Responsibility is the Company's North American operations including, effective June 1, 1997, the Carlin Unit.

         1.19 "Participating Employer" means the Company and any Affiliated Entity that the Company determines shall participate in the Plan.



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



         1.20 "Pay Grade" means those jobs sharing a common Salary range, as designated by the Company. If the Pay Grade of an Employee changes during a Plan Year, the bonus payable to such Employee shall be calculated on a pro rata basis in accordance with the provisions of Section 6.4. Notwithstanding the foregoing, for purposes of this Plan the Pay Grade of an Employee whose compensation is subject to the deduction limitation of Section 162(m) of the Code with respect to a Plan Year shall be the Pay Grade applicable to such Employee as of the first day of such Plan Year, or such lesser Pay Grade as may be assigned to the Employee during such Plan Year.

         1.21 "Performance Distribution Guidelines" means the percent of all salaried Employees classified in each of the Company's designated performance categories as assigned by the Company.

         1.22 "Performance Rating Category" means one of the following categories used to classify the performance of Employees and Teams in accordance with the Company's performance management system: "Exceptional," "Exceeds Expectations," "Meets Expectations," and "Needs Development."

         1.23 "Personal Performance Bonus" means the bonus payable to an Employee based on the individual performance of such Employee, as set forth in
Section 4.2.

         1.24 "Personal Performance Percentage" means the percentage determined by the Company that shall apply to each Employee in accordance with Table II in Section 4.1.

         1.25 "Peruvian Unit" means those Employees whose Area of Primary Responsibility is the Company's Minera Yanacocha operations.

         1.26     "Plan Year" means the calendar year.

         1.27 "Position" means the defined job held by an Employee during the Plan Year.

         1.28 "Project Engineering Team" means those Employees whose Area of Primary Responsibility is the engineering and development of the Company's capital projects and who are designated by the Company as members of such a Team.

         1.29 "Retirement" means termination of employment with the Company and/or all Participating Employers by an Employee who immediately begins to receive benefits from a defined benefit plan of the Company or a Participating Employer.

         1.30 "Salary" means an Employee's actual gross W-2 base earnings for the Plan Year. If an Employee is absent from work because of a work-related injury, the Employee's "Salary" will be determined by his actual gross W-2 base earnings during the Plan Year. In the case of a Terminated Eligible Employee who is Disabled, "Salary" will be determined by his actual gross W-2 base earnings, including short-term disability pay received during the Plan Year, but excluding pay from any other source. If an Employee dies during the Plan Year, the "Salary" for


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



such Terminated Eligible Employee will be determined by his actual gross W-2 base earnings. If an Employee is on active military duty during a Plan Year, the "Salary" will be determined by his actual gross W-2 base earnings during the Plan Year, exclusive of any military pay. If an Employee does not receive a W-2, his Salary shall be determined on the basis of his actual gross base earnings for the Plan Year, or portion thereof, as shown on the payroll records of the Company or the Participating Employer. Notwithstanding the foregoing, the "Salary" of an Employee whose compensation is subject to the deduction limitation of Section 162(m) of the Code with respect to a Plan Year shall not exceed the annualized base salary of the Employee as in effect on the first day of such Plan Year.

         1.31 "Severance" means the termination of employment with the Company and/or all Participating Employers because of an event entitling the Employee to benefits under the terms of the Company's Severance Pay Plan if the Employee immediately begins receiving benefits under the terms of the Severance Pay Plan.

         1.32 "Southeast Asia Unit" means those Employees whose Area of Primary Responsibility is the Company's Minahasa Raya operations.

         1.33 "Targeted Defined Cost Per Ounce" means the targeted cash cost of production of gold per ounce for the Plan Year, as recommended by the Compensation Committee and approved by the Board.

         1.34 "Targeted Production" means the targeted amount of gold to be produced for the Plan Year, as recommended by the Compensation Committee and approved by the Board.

         1.35 "Team" means the designated group of Employees to which an Employee is assigned for purposes of Article V. Each Employee shall be assigned to a Team within 30 days of the date the Employee becomes eligible for participation in the Plan.

         1.36 "Team Performance Bonus" means the bonus payable to an Employee designated as a member of an Exploration Team, a Project Engineering Team, or any other Team designated by the Compensation Committee, based on the performance of the Team of which the Employee is a member, as set forth in
Section 5.2.

         1.37 "Team Performance Percentage" means the percentage to be applied to determine the Team Performance Bonus in accordance with the provisions of Article V, which percentage shall be determined by the appropriate officer of the Company pursuant to Section 5.1.

         1.38 "Terminated Eligible Employee" means an Employee who terminates employment with the Company and/or a Participating Employer during the Plan Year on account of death, Retirement, Disability, Severance or such other circumstances as may be approved by the Company's Vice President of Human Resources.

         1.39 "Unit" means the unit of Employees to which an Employee is assigned for purposes of Article III. Each Employee shall be assigned to a Unit within 30 days of the date the


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



Employee becomes eligible for participation in the Plan. Effective as of June 1, 1997, all North American operations shall be consolidated into the North American Unit.

         1.40 "Unit Performance Bonus" means, with respect to each Unit, the bonus payable to an Employee based on the performance of such Employee's Unit, as set forth in Section 3.2.

         1.41 "Unit Performance Percentage" means the percentage used to calculate an Employee's Unit Performance Bonus, as set forth in Section 3.2.

         1.42 "Uzbekistan Unit" means those Employees whose Area of Primary Responsibility is the Company's Zarafshan-Newmont operations in Uzbekistan.


                                   ARTICLE II

                                   ELIGIBILITY

         All Employees of the Company and/or a Participating Employer are potentially eligible to receive a bonus payment under the Plan, provided (i) they are on the payroll of the Company and/or a Participating Employer as of the last day of the Plan Year, or (ii) they have terminated employment with the Company and/or a Participating Employer during the Plan Year on account of death, Retirement, Disability, Severance or such other circumstances as may be approved by the Company's Vice President of Human Resources. Employees who are on short-term disability under the Company's short-term disability policy or off work because of a work-related injury as of the last day of the Plan Year shall be eligible to receive a bonus under clause (i). Notwithstanding the foregoing provisions of this Article II, the Compensation Committee may, prior to the end of any Plan Year, exclude from eligibility for participation under this Plan with respect to such Plan Year any Employee or Employees, as the Compensation Committee may determine in its sole discretion.


                                   ARTICLE III

                             UNIT PERFORMANCE BONUS

         3.1 Unit Performance Percentage. The Unit Performance Percentage for each Unit will be determined on the last day of the Plan Year pursuant to the following formula:

                  1 + (Actual Production - Targeted Production)
                      -----------------------------------------
                              (Targeted Production)
x        1 + (Targeted Defined Cost Per Ounce - Actual Defined Cost Per Ounce)
             -----------------------------------------------------------------
                        (Targeted Defined Cost Per Ounce)
=                          Unit Performance Percentage

If the Unit Performance Percentage of a Unit is less than 85%, no Unit Performance Bonus will be payable to any Employee of the Unit. If the Unit Performance Percentage of a Unit is 85% or more, a Unit Performance Bonus will be payable, with such Unit Performance Bonus determined by multiplying the applicable Target Performance Level set forth in the Tables in Section 3.2 below by the applicable percentage set forth in the following Schedule and multiplying the Employee's Salary by the resulting percentage.

                                    SCHEDULE

--------------------------------------------------------------------------------
         UNIT PERFORMANCE                              UNIT PERFORMANCE BONUS
            PERCENTAGE                                 AS A PERCENT OF TARGET
--------------------------------------------------------------------------------
               85                                                 25%
               90                                                 50%
               95                                                 75%
            100 (Target)                                         100%
               105                                               125%
               110                                               150%
               115                                               175%
            120 or more                                          200%
--------------------------------------------------------------------------------


If the Unit Performance Percentage of a Unit falls between the various Unit Performance Percentages set forth in the foregoing Schedule, then the percentage used to calculate the Unit Performance Bonus of each Employee of that Unit, as a percentage of the Target Performance Level, shall be based upon the Unit Performance Bonus as a Percent of Target percentages set forth in the foregoing Schedule. All such Unit Performance Bonuses will be calculated so that such percentage bears the same relationship to the Unit Performance Bonus as a Percent of Target percentages for the two closest Unit Performance Percentages. The Compensation Committee may, in its sole discretion, adjust the Unit Performance Percentage of any Unit to reflect changed circumstances or such other matters as the Compensation Committee deems appropriate, provided that no such change shall result in any increase in the amount of the Unit Performance Bonus payable to an Employee whose compensation is subject to the limitation on the deductibility of compensation pursuant to Section 162(m) of the Code. The maximum Unit Performance Bonus that may be paid with respect to any Plan Year to an Employee whose compensation is subject to the deduction limitation of Section 162(m) of the Code shall be $3,000,000. Prior to the payment of any Unit Performance Bonus to an Employee whose compensation is subject to the limitation imposed by Section 162(m) of the Code, the Compensation Committee shall certify in writing that the applicable Unit Performance Percentage has been attained and shall take any other action required in order to qualify for the exemption from the deduction limitation provided by Section 162(m) of the Code.

         3.2 Determination of Unit Performance Bonus. Subject to Section 6.1, an Employee's Unit Performance Bonus is calculated as a percentage of the Employee's Salary, by multiplying the Employee's Salary by the product of the Unit Performance Bonus as a Percent of Target percentage from the foregoing Schedule times the Target Performance Level for the Employee's

Impact Level pursuant to the following Table I (Table IA for Employees designated as members of an Exploration Team, a Project Engineering Team, or other Team):

                                     TABLE I
                                    Non-Team

-----------------------------------------------------------------
      IMPACT                     PAY               TARGET UNIT
       LEVEL                    GRADE           PERFORMANCE LEVEL
-----------------------------------------------------------------
         I                       203                 67.000%
        II                       202                 51.500%
        III                    200-201               42.000%
        IV                     113-114               32.000%
         V                     111-112               20.000%
        VI                       110                 19.000%
        VII                      109                 14.500%
       VIII                    107-108               15.000%
        IX                     105-106               10.000%
         X                       104                  5.000%
        XB                       103                  4.000%
        XI                     11-102                 5.000%
-----------------------------------------------------------------

                                    TABLE IA
                                      Team

-----------------------------------------------------------------
      IMPACT                     PAY               TARGET UNIT
       LEVEL                    GRADE           PERFORMANCE LEVEL
-----------------------------------------------------------------
       I-IV                    113-203                  N/A
         V                     111-112                 7.500%
        VI                       110                   7.000%
        VII                      109                   5.750%
       VIII                    107-108                 6.000%
        IX                     105-106                 4.125%
         X                       104                   2.500%
        XB                       103                   2.000%
        XI                     11-102                  2.500%
-----------------------------------------------------------------

         3.3 Terminated Eligible Employees. Terminated Eligible Employees shall be eligible to receive a Unit Performance Bonus based upon the actual Unit Performance Percentage for the applicable Unit calculated through the end of the calendar quarter during which the Employee's termination of employment with the Company and/or all Participating Employers occurred.




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



                                   ARTICLE IV

                           PERSONAL PERFORMANCE BONUS

         4.1 Personal Performance Level. At the end of the Plan Year, each Employee's supervisor will evaluate the Employee and rate the Employee's Personal Performance Level. The Personal Performance Bonus for the Company's Chief Executive Officer shall be determined by the Compensation Committee. In accordance with the Company's performance management system, the supervisor will rate the degree to which the Employee met the Key Objectives that were set and documented for the Employee during the Plan Year. Each Employee will be rated by the Employee's supervisor in one of the Company's Performance Rating Categories. In conjunction with these ratings, the Company will assign a Personal Performance Percentage for the Employee in accordance with the following table. The distribution of Personal Performance Ratings and Personal Performance Percentages will be reviewed annually by an executive review committee for internal equity and consistency.

                                    TABLE II

---------------------------------------------------------------------------
                                           PERSONAL PERFORMANCE PERCENTAGES
                                                 (PERCENTAGE OF TARGET
PERFORMANCE RATING CATEGORY                    PERFORMANCE BONUS PAYABLE)
---------------------------------------------------------------------------
        Exceptional                                      100%-200%
---------------------------------------------------------------------------
   Exceeds Expectations                                  100%-150%
---------------------------------------------------------------------------
    Meets Expectations                                    25%-100%
---------------------------------------------------------------------------
     Needs Development                                     0%-25%
---------------------------------------------------------------------------

The Company shall determine the percentage of the Target Personal Performance Bonus that shall apply to each Employee from within the foregoing applicable ranges. Except as set forth in Section 4.3, the percentages shown in the applicable "Target Performance Level" category specified in the Tables set forth in Section 4.2 shall be multiplied by the Personal Performance Percentage for each Employee so determined by the Company to determine the applicable percentage for calculating the Employee's Personal Performance Bonus.

         4.2 Determination of Personal Performance Bonus. Subject to Sections 4.3 and 6.1, an Employee's Personal Performance Bonus is calculated as a percentage of the Employee's Salary. The applicable percentage is a function of the Employee's Impact Level and Personal Performance Percentage determined pursuant to Section 4.1, as set forth in the following Table III (Table IIIA for Employees designated as members of an Exploration Team, a Project Engineering Team, or other Team):



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

                                    TABLE III
                                    Non-Team

---------------------------------------------------
    IMPACT          PAY            TARGET PERSONAL
     LEVEL         GRADE          PERFORMANCE LEVEL
---------------------------------------------------
       I             203                33.000%
      II             202                25.500%
      III          200-201              21.000%
      IV           113-114              16.000%
       V           111-112              10.000%
      VI             110                 9.000%
      VII            109                 8.500%
     VIII          107-108               9.000%
      IX           105-106               6.500%
       X             104                 4.000%
      XB             103                 2.000%
      XI           11-102                 N/A
---------------------------------------------------


                                   TABLE IIIA
                                      Team

---------------------------------------------------
    IMPACT          PAY            TARGET PERSONAL
     LEVEL         GRADE          PERFORMANCE LEVEL
---------------------------------------------------
     I-IV          113-203               N/A
       V           111-112              7.500%
      VI             110                7.000%
      VII            109                5.750%
     VIII          107-108              6.000%
      IX           105-106              4.125%
       X             104                2.000%
      XB             103                2.000%
      XI           11-102                N/A
---------------------------------------------------

         4.3 Proration of Certain Bonuses. Notwithstanding any other provision in this ARTICLE IV, except as approved by the Compensation Committee prior to the payment of Personal Performance Bonuses, or subsequently thereto by ratification, if the amount of the Personal Performance Bonuses payable to all Employees of the Company and all Participating Employers in Impact Levels V-XB exceeds the amount that would be payable to all such Employees if each of their Personal Performance Percentages were determined to be 100%, the amount of such excess shall be deducted pro rata from the Personal Performance Bonus payable to each such Employee whose Personal Performance Percentage exceeds 100%.



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



         4.4 Terminated Eligible Employees. Terminated Eligible Employees shall be eligible to receive a Personal Performance Bonus based upon an assumed Personal Performance Percentage of 100%.

         4.5 Ineligible Employees. Employees with an Impact Level of XI and Employees whose Personal Performance Percentage (determined pursuant to Section 4.1) is less than 25% shall not be eligible to receive a Personal Performance Bonus.


                                    ARTICLE V

                             TEAM PERFORMANCE BONUS

         5.1 Team Performance Level. This ARTICLE V shall be applicable only to Employees designated as members of an Exploration Team, a Project Engineering Team, or other Team. At the end of the Plan Year, the Vice Presidents responsible for each Team will make an assessment of the performance of their respective Teams. The overall Team Performance Ratings for each Company officer responsible for one or more Teams will be determined by the appropriate Senior Vice President or the Chief Executive Officer of the Company. In accordance with the Company's performance management system, such Company officer will rate the degree to which the Team met the Key Objectives that were set and documented for the Team during the Plan Year. Each Team will be rated in one of the Company's Performance Rating Categories. In conjunction with these ratings, each such Company officer will assign a Team Performance Percentage for their respective Teams in accordance with Table II in Section 4.1. If the Team Performance Level of a Team is less than 25%, the Employees assigned to the Team will not receive a Team Performance Bonus. The percentages shown in the "Target Performance Level" category specified in the Table set forth below in Section
5.2 shall be multiplied by the Team's Team Performance Percentage to determine the applicable percentage for calculating the Team Performance Bonus of the Employees from each Team.

         5.2      Determination of Team Performance Bonus. Subject to Sections
5.4 and 6.1, an Employee's Team Performance Bonus is calculated as a percentage of the Employee's Salary. The applicable percentage is a function of the Employee's Impact Level and Team Performance Percentage determined pursuant to
Section 5.1, as set forth in the following Table IV:

                                    TABLE IV

---------------------------------------------------
    IMPACT          PAY            TARGET PERSONAL
     LEVEL         GRADE          PERFORMANCE LEVEL
---------------------------------------------------
     I-IV          113-203                 N/A
       V           111-112               15.000%
      VI             110                 14.000%
      VII            109                 11.500%
     VIII          107-108               12.000%
      IX           105-106                8.250%
       X             104                  4.500%
      XB             103                  2.000%
      XI           11-102                 2.500%
---------------------------------------------------

        5.3 Terminated Eligible Employees. Terminated Eligible Employees shall be eligible to receive a Team Performance Bonus based upon the actual Team Performance Percentage for the applicable Team calculated through the end of the month during which the Employee's termination of employment with the Company and/or all Participating Employers occurred.

        5.4       Proration of Certain Team Performance Bonuses.
Notwithstanding any other provision in this Article V, except as approved by the Compensation Committee prior to the payment of Team Performance Bonuses, or subsequently thereto by ratification, if the amount of Team Performance Bonuses payable to all Employees of the Company and all Participating Employers in Impact Levels V-XI exceeds the amount that would be payable to all such Employees if the Team Performance Percentages applicable to all such Employees were determined to be 100%, the amount of such excess shall be deducted pro rata from the Team Performance Bonus payable to each such Employee whose Team Performance Percentage exceeds 100%.


                                   ARTICLE VI

                                PAYMENT OF BONUS

        6.1 Minimum Gold Price Requirement. Notwithstanding any other provision herein, no bonus will be payable to any Employee pursuant to the terms of this Plan unless the average price of gold realized by the Company for the Plan Year is equal to or greater than the Minimum Gold Price.

        6.2 Shareholder Approval Requirement. Notwithstanding any other provision herein, no portion of the Unit Performance Bonus shall be paid to an Employee whose compensation is subject to the deduction limitation of Section 162(m) of the Code to the extent that such payment would be non-deductible under such provision unless and until the shareholders of the Company have approved this Plan and the material terms of the performance goals established under this

Plan with respect to Unit Performance Bonuses in conformity with the requirements of Section 162(m) of the Code and the regulations thereunder.

        6.3 Deferral of Certain Payments. Notwithstanding the foregoing provisions of this Article VI, if an Employee would receive compensation with respect to any Plan Year, including a Unit Performance Bonus under this Plan, that would exceed the compensation deduction limitation of Section 162(m) of the Code and therefore be non-deductible for federal income tax purposes, the amount of the Employee's Unit Performance Bonus for such Plan Year may be reduced by the Compensation Committee to the extent necessary to avoid such limitation and any such reduction shall be paid to the Employee in a subsequent year in accordance with the provisions of this Section. In the event of any such deferral, the amount deferred, together with interest credited as set forth below, shall be paid to the Employee in the first calendar year during which the deduction of such amounts shall not be subject to the limitation of Section 162(m) of the Code. The amount of the Unit Performance Bonus deferred shall be credited to a special deferred compensation account in the name of the Employee and such account shall be credited with interest at a rate equal to the rate of interest announced publicly by The Chase Manhattan Bank (National Association) from time to time as its "prime rate", with the interest rate hereunder adjusted at such time as such "prime rate" is adjusted, from the period beginning upon the date on which such amount otherwise would have been paid under the provisions of this Plan through the last day of the month immediately preceding the date of payment. Notwithstanding the foregoing, in the event of a Change in Control, all amounts deferred in accordance with the provisions of this Section, together with interest credited with respect to such deferred amounts, shall be paid to the appropriate Employees as soon as practicable following the date of the Change in Control. Determinations with respect to the deferral of Unit Performance Bonuses hereunder shall be made by the Compensation Committee in its sole discretion.

        6.4 Impact Levels. The bonus payable to an eligible Employee who was in more than one Impact Level during the Plan Year shall be calculated on a pro-rata basis in accordance with the amount of time spent by such Employee in each Impact Level during the Plan Year. Notwithstanding the foregoing, for purposes of determining the Unit Performance Bonus payable to an Employee whose compensation is subject to the deduction limitation of section 162(m) of the Code with respect to a Plan Year, the Impact Level of such Employee shall not be increased during such Plan Year if any portion of such Employee's compensation would be non-deductible under such provision.

        6.5 Multiple Teams. The bonus payable to an eligible Employee who was in more than one Team during the Plan Year shall be calculated on a pro-rata basis in accordance with the amount of time spent by such Employee in each Team during the Plan Year.

        6.6 Multiple Units. The bonus payable to an eligible Employee who was in more than one Unit during the Plan Year shall be calculated on a pro-rata basis in accordance with the amount of time spent by such Employee in each Unit during the Plan Year. Notwithstanding the foregoing, the Unit Performance Bonus payable to an Employee whose compensation is subject to the deduction limitation of section 162(m) of the Code with respect to a Plan Year and who is in more than one Unit during the Plan Year shall not be greater than the Unit Performance Bonus


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



that would have been payable to such Employee if the Employee had remained in the Unit to which the Employee was assigned on the first day of the Plan Year if any portion of the compensation payable to such Employee would be non-deductible under such provision.

        6.7 Time of Payment. The aggregate of any and all bonuses payable under the Plan shall be payable to each eligible Employee and Terminated Eligible Employee in cash as soon as practicable following the close of the Plan Year, provided, however, that the Company's Vice- President of Human Resources may authorize earlier payments to Terminated Eligible Employees.

        6.8 Withholding Taxes. All bonuses payable hereunder shall be subject to the withholding of such amounts as the Company may determine is required to be withheld pursuant to any applicable federal, state or local law or regulation.


                                   ARTICLE VII

                                CHANGE IN CONTROL

        7.1 In General. In the event of a Change in Control, each eligible Employee (including Terminated Eligible Employees who terminate employment during the Plan Year in which the Change in Control occurs) shall become entitled to the payment of a Unit Performance Bonus, a Personal Performance Bonus and a Team Performance Bonus in accordance with the provisions of this Article.

        7.2 Calculation of Bonuses. Upon a Change in Control, each eligible Employee, together with each Terminated Eligible Employee, shall become entitled to the payment of (a) a Unit Performance Bonus calculated on the basis of a Unit Performance Percentage of 200%, (b) a Personal Performance Bonus calculated on the basis of a personal performance percentage of 200%, and (c) each such Employee and Terminated Eligible Employee who is a member of an Exploration Team, Project Engineering Team or other Team shall be entitled to the payment of a Team Performance Bonus based upon a Team Performance Percentage of 200%. For purposes of calculating the bonuses payable under this Article VII, the Salary of each eligible Employee and each Terminated Eligible Employee shall be equal to such Employee's Salary, on an annualized basis, as of the date immediately preceding the Change in Control.

        7.3 Payment of Bonuses. The bonuses payable in accordance with the provisions of this Article VII shall be calculated and paid as soon as practicable following the date of the Change in Control, but in no event later than the sixtieth day after the date of the Change in Control. Such payments shall be subject to the withholding of such amounts as the Company may determine is required to be withheld pursuant to any applicable federal, state or local law or regulation. Upon the completion of such payments, Eligible Employees and Terminated Eligible Employees shall have no further right to the payment of any bonus hereunder (other than any bonus payable hereunder with respect to a previous Plan Year that has not yet been paid) and this Plan shall terminate.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

        8.1 Administration. The Plan will be administered by the Compensation Committee or its delegees. The Compensation Committee shall interpret the provisions of the Plan in its full and absolute discretion. The determinations of the Compensation Committee with respect to the Plan shall be conclusive. All expenses of the Company in administering the Plan shall be borne by the Company.

        8.2 Plan Unfunded. The Plan shall be unfunded and no trust or other funding mechanism shall be established for the Plan. All benefits to be paid pursuant to the Plan shall be paid by the Company from its general assets and an Employee (or his heir or devisee) shall not have any greater rights than a general, unsecured creditor against the Company for any benefit hereunder.

        8.3 Participation in Plan by Affiliates. Any Affiliated Entity shall become a party to this Plan and become a Participating Employer upon designation by the Company as a Participating Employer.

        8.4 Amount Payable Upon Death of Employee. If an Employee who is entitled to payment hereunder dies before receiving full payment of the amount due, such amount shall be paid, in a cash lump sum, to the beneficiary or beneficiaries designated by the Employee to receive life insurance proceeds under the Company's life insurance plan. In the absence of an effective beneficiary designation under said plan, any amount payable hereunder following the death of an Employee shall be paid to the Employee's estate.

        8.5 Right of Offset. To the extent permitted by applicable law, the Company may, in its sole discretion, apply any bonus payments otherwise due and payable under this Plan against any Employee loans outstanding to the Company or other debts of the Employee to the Company.

        8.6 Amendments, Termination, Etc. The Board, upon the recommendation of the Compensation Committee, may at any time amend, modify, suspend or terminate the Plan.

        8.7 Payments Due Minors or Incapacitated Persons. If any person entitled to a payment under the Plan is a minor, or if the Compensation Committee determines that any such person is incapacitated by reason of physical or mental disability, whether or not legally adjudicated as an incompetent, the Compensation Committee shall have the power to cause the payment becoming due to such person to be made to another for his benefit, without responsibility of the Compensation Committee, the Company, or any other person or entity to see to the application of such payment. Payments made pursuant to such power shall operate as a complete discharge of the Compensation Committee, the Plan and the Company.

        8.8 Section Headings. The Section headings are included herein only for convenience, and they shall have no effect on the interpretation of the Plan.

        8.9 Severability. If any article, section, subsection or specific provision is found to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal and invalid provision had never been set forth in the Plan.

        8.10 No Right to Employment. The establishment of this Plan shall not be deemed to confer upon any person any legal right to be employed by, or to be retained in the employ of, the Company or any Affiliated Entity, or to give any Employee or any person any right to receive any payment whatsoever, except as provided under this Plan. All Employees shall remain subject to discharge from employment to the same extent as if this Plan had never been adopted.

        8.11 Transferability. Any bonus payable hereunder is personal to the Employee and may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of except by will or by the laws of descent and distribution.

        8.12 Successors. This Plan shall be binding upon and inure to the benefit of the Company, the Participating Employers and the Employees and their respective heirs, representatives and successors.

        8.13 Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Colorado, unless superseded by federal law.

        Adopted as of January 1, 1997.


                                      NEWMONT GOLD COMPANY



                                      By: /s/ T. J. Schmitt
                                         ---------------------------------------



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